SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report August 26, 2005	Commission File Number 1-6364

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	22-1901645
(State of incorporation)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On August 26, 2005, South Jersey Industries (SJI) issued a press release declaring a quarterly dividend of $0.2125 per share. The dividend is payable October 4, 2005, to shareholders of record at the close of business September 9, 2005. A copy of the press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Exhibit Index

(99) Press release, dated: August 26, 2005, issued by South Jersey Industries.

SJI-1

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES

Date: August 26, 2005	By:	/s/ David A. Kindlick
David A. Kindlick
Vice President & Chief Financial Officer

SJI-2